Working Capital Loan Contract

Reference No. : 2013zhenzhongyinbujiezi No.00038

Party A: Shenzhen Highpower Technology Co., Ltd

Business License: 440307503274740

Legal Representative: Dangyu Pan

Address: Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen;

Postal code: 518111

Deposit A/C and financial institutions: Bank of China, Pinghu Sub-branch, Shenzhen, 744557938816

Telephone: 8968 6236; Facsimile: 8968 6298

Party B: Bank of China, Buji Sub-branch.

Legal Representative: Yang Yong

Address: 108, Buji Road, Buji Town, Longgang District, Shenzhen; Postal code: 518112

Telephone: 0755-2827 4825; Facsimile: 0755-2827 0847

This contract is the affiliated specific credit contract under the “Comprehensive Credit Line Contract” (Reference No.: 2013zhenzhongyinebuxiezi No. 0000099), which is signed by Shenzhen Highpower Technology Co., Ltd and Bank of China, Buji Sub-branch.

The parties agree as follow.

Clause 1 Amount

Party B agrees to provide the following loan:

Currency in:	RMB
Amount:	RMB Twenty millions only
RMB 20,000,000.00

Clause 2 Period

The period of the loan is 12 months starting from the first withdrawal date in part or in whole. It is Party A’s obligation to withdraw funds on the date as agreed. Any late withdrawal will not result in delay/extension of repayment.

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Clause 3 Use of loan

Purpose of loan: Purchase of raw materials

Party A is prohibited from changing the use of loan without Party B’s written approval. The restrictions include but are not limited to changing the use of loan to fixed assets or equity investments, as well as production activities prohibited by the central governments.

Clause 4 lending rate and interest calculations

Lending rate is floating rate, which is reset every six months starting from the first withdrawal date. The rate resetting date is the first day of each floating period.

For each withdrawal in installments:

■ RMB floating rate

A. First withdrawal (during the first floating period) interest rate is the one-year benchmark lending interest rate, set by People's Bank of China, plus 10%;

B. On the interest resetting date, the new interest rate is the spot one-year lending interest rate, benchmarked by People’s Bank of China, plus 10% on all outstanding loan amounts.

2. Interest calculation

Interest is calculated starting from the actual withdrawal date on the actual amount of money withdrawn and the number of days outstanding.

Interest calculation formula: Interest = Principal × actual number of days × daily rate.

Daily rate calculation is: daily rate = APR / 360.

3. The method of interest settlement

Interest settlement takes place on the 20th of each month, the 21st is the interest payment date.

If the final loan principal payment date is different from the interest payment date, the borrower should pay off all interest on the principal payment date.

4. Penalty interest

(1) For the loan overdue or violated use the loan purpose, penalty interest rate will apply to the loan amount that is overdue or misappropriated from the date of overdue or misappropriation until the principal and interest are paid off.

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On both overdue and misappropriation of loans, a higher penalty interest rate shall be charged.

(2) If the borrower does not pay interest and/or penalty interest by the interest payment date, the interest is calculated based on Clause 3 and 4.

(3) Penalty rate

■ The penalty interest rate on floating-rate loans

According to the floating period and the method of floating as agreed in Clause 1, the penalty interest rate of the overdue loan shall be the agreed interest rate plus 50%, and the penalty interest rate of the misappropriated loan shall be the agreed interest rate plus 100%;

Clause 5 Withdrawal Conditions

Withdrawal must meet the following conditions:

1. This contract and its attachments have become effective.

2. Party A has provided guarantees requested by Party B, and the guarantee contract has become effective and has accomplished legal procedures of approval and registration.

3. Party A has provided Party B with loan documents, seals, personnel list, specimen signature, and complete the relevant evidence.

4. Party A has opened the account for fulfilling this contract requested by Party B.

5. Party A should submit written withdrawal application, documentary proof for using of loans and complete the relevant formalities for withdrawal before 5 banking days.

6. Party A has submitted resolution books and power of attorney signed by the board or other authorities to Party B.

Withdrawal can be refused by Party B if Party A has not met the above conditions, but agreed by Party B.

Clause 6 Date and method of withdrawal

1. All loans should be withdrawn in 30 days from 7th May 2013.

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2. Party B has the right to refuse the withdrawal application of unused loan which is over the date of withdrawal.

Clause 7 Payment of the loan

1. The account

The loan should be granted and paid through the account opened by Party A:

Account Name: Shenzhen Highpower Technology Co., Ltd.

Account number:

2. The way of payment

(1) The way of payment should be in accordance with laws and regulations, regulatory requirements and the contract. The way of single payment of the Loan should be approved in written withdrawal application. Party B has the right to change the way of payment or stop providing the loan if the way of payment in the application doesn’t meet the requirement.

(3) Borrower makes the payment on its own.

(4) The change of payment. The way of payment should be changed when the payment, credit rating or other conditions of Party A has changed after submitting withdrawal application. Party A should provide the written change application, should resubmit the withdrawal application and documentary proof for using of loans if the sum, payment object or the use of loans has changed.

3. The specific requirements of entrusted payment

(1) Entrusted payment. Party B pay to the specified account directly which is written in this contract, including the name of account, account number and the sum of payment.

(2) To provide the transaction information. Party A should provide the account of loans, the account information of counterparty and relevant documents when entrusted payment. All document provided to Party B should be true, integral and effective, or Party B does not assume any responsibility for failed transaction, and occurred repayment obligations do not be affected.

(3) Party B’s obligations under the entrusted payment

A. Party B pay to the specified account after examination and approval of Party A’s commission books and other related transaction information when entrusted payment.

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B. If Party B found that the proof materials and other related trading purposes material provided by Party A does not comply with this contract or the presence of other defects, Party B has the right to require Party A to supplement, replace, description or re-submit the relevant materials. Before these materials are submitted, Party B has the right to refuse the issuance and payment of the relevant amounts.

C. Party B will assume no responsibility and the generated obligations of Party A will be not affected if Party B cannot pay the loan to the counterparty in time in accordance with payment order of Party A because of the refund by opening bank of the counterparty. Party A hereby authorizes Party B to freeze the fund returned by opening bank of the counterparty. In this case, Party A shall resubmit the payment order and use proven materials and other related transaction materials.

(4) Party A shall not piecemeal way to circumvent the trustee to pay Party B.

5. Party B has right to redefine the terms of payment and loan disbursement or stop the loan if the following situations occurred:

(1) Party A violates the contract to circumvent entrusted payment of Party B by piecemeal way.

(2) Party A's credit status drops or main business profitability is not good.

(3) The use of loan is abnormal.

(4) Party A fails to provide the records and information of the loan requested by Party B timely.

(5) Party A contravenes this section to use the loan.

Clause 8 Repayment

1. Party A shall specify the following account as capital recovery account and provide the information of this account. Party B has the right to ask Party A to explain inflows and outflows of large-sum and abnormal capital, as well as monitor capital recovery account.

Account Name: Shenzhen Highpower Technology Co., Ltd.

Account number:

2. Except otherwise agreed, on the expiry date, Party A must repay all the loans under this contract.

If Party A wants to change the plan of repayment, a written application confirmed in writing by both parties jointly should be submitted in 10 banking days before the loans maturity.

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3. Unless otherwise agreed, Party A has the right to decide repayment order of the principal or interest. If there are several expiring loans or overdue loans which are repaid in installment way under this contract, Party B has the right to decide the liquidation sequence of a repayment. Party B has the right to decide the priority of the repayment order if multiple contracts expire at the same time.

4. Unless otherwise agreed, Party A can repay in advance, but Party A should notice Party B in written 15 banking days advance. The amount of the first advance payment used to repay the final maturity of the loan, in reverse order to repay the loans.

5. Party A must deposit funds in the following account three banking days advance of every expiring principle with interest. Party B has the right to take the funds from the account on the expiry date.

Account Name: Shenzhen Highpower Technology Co., Ltd.

Account number:

Clause 9 Guarantee

1.	To ensure that borrowing under this agreement is repaid, the following guarantees shall be adopted:

1)	This contract is the main contract of Guaranty Contract of Maximum Amount (NO: 2013ZHENZHONGYINBUBAOEZI0014) signed by SPRINGPOWER TECHNOLOGY (SHENZHEN) CO., LTD. (Guarantor) and Party B. Guarantor provides the maximum amount guarantee.

2)	This contract is the main contract of Guaranty Contract of Maximum Amount (NO: 2013ZHENZHONGYINBUBAOEZI0015) signed by DAGNYU PAN (Guarantor) And Party B. Guarantor provides the maximum amount guarantee.

3)	This contract is the main contract of Pledge Contract of Maximum Amount (NO: 2013ZHENZHONGYINBUDIEZI0011) signed by SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD. And Party B.

4)	This contract is the main contract of Pledge Contract of Maximum Amount (NO: 2013ZHENZHONGYINBUDIEZI0020) signed by SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD. And Party B.

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2.	Under certain circumstance, Party B believes that will affect the capacity for fulfilling the contract of Party A or Guarantor, or Guarantee Contracts are invalid, revoked or dissolved, or the financial position of Party A/Guarantor deteriorate or Party A/Guarantor involved in litigation issues, or other factors which might affect its repayment ability, or guarantors were found default in other contracts with Party B, or devaluation, dismiss or damage of collaterals which might cause the value of the collaterals slaked or losses, Party B reserves the right to request Party A and Party A has the obligation to add or replace the guarantor.

Clause 10 Statement and Commitment

1.	Party A’s statement:

1)	Party A is legally register and exist with full capacity for civil rights and civil conduct;

2)	Signing and performing the contract is the true will of Party A, Party A has been granted all legal and valid authorizations before signing the contract. The contract does not form a default for other contracts signed and performed by Party A and other legal documents. It is Party A’s responsibility to complete all required approvals, registrations, permits and filings.

3)	All document and information, financial statement, certificates and other materials provided by Party A to Party B are true, complete, accurate and effective.

4)	All the transactions mentioned by Party A for apply specific credit line should be real and not for illegal purposes such as: money laundry.

5)	No hidden events regarding Party A and guarantor’s financial and repayment abilities.

6)	Party A and the loan project reach the national environmental standards, not in the list of the enterprises which have problems of energy consumption and pollution, don’t have the risk of energy consumption and pollution.

2.	Party A’s commitment:

1)	Party A shall submit the financial statements and other relevant information regularly, including but not limited to annual, quarterly and monthly financial reports.

2)	Any counter-guarantee agreement between the guarantors and Party A will not affect the Party B’s underlying rights under this contract.

3)	Cooperated in Party B’s exam and inspection on the utilization of the loan as well as Party A’s financials and operations.

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4)	Under circumstances Party A or Guarantor’s capability of performing the contract might be affected, Party A should notify Party B in written in time. Those circumstances included but not limited to merger, division, decrease of capital, equity transfer, investment, a substantial increase of debt financing, a major asset and credit assignment.

Party A should notify Party B in time, when the following things occurred:

A. changes of articles of association, the scope of business, registered capital and legal representative of Party A or Guarantor.

B. Any form of management mode change, including joint operation, invest and cooperate with foreigners, contract management, reorganization, restructuring, listing plan.

C. Party A is involved in major litigation or arbitration, or property or collateral is seized, detained or regulated, or set new guarantee in collateral.

D. Out of business, dissolution, liquidation, suspend business for rectification, cancellation, revocation of the business license or (be) filed for bankruptcy.

E. Shareholders, directors and senior management personnel suspected of serious cases or economic disputes.

F. Default events in other contracts.

G. Operating difficulties and financial situation has deteriorated.

(5) The repayment to Party B prior to shareholders, and is comparable to other creditors of the same kind debts.

Party A is prohibited to repay the loan to shareholders before paying off the principal and interests under the contract.

(6) If Party A fails to pay principal, interests and fees on time in the fiscal year, any form of dividends is forbidden.

(7) Party A cannot dispose of assets to reduce its debt paying ability and promises the total amount of external guarantee is not 1 time higher than its net assets, and the total amount of external guarantee and the amount of single guarantee shall not exceed the limitation set by the articles of association.

(8) Except the use agreed in this contract or agreed by Party B, Party A is prohibited to transfer the loans to other accounts or related accounts.

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Party A should provide documentary proof when the loan is transferred to other accounts or related accounts.

(9) Party B has the right to call the loan advanced according to the situation of capital return of Party A.

Clause 11 disclosure of the affiliated transaction inside Party A 's group

Party A is a Group customer confirmed by Party B according to the "Commercial Bank Group guidelines for customer credit risk management business"(hereinafter referred to as “guideline”). During the credit period, Party A shall promptly report to Party B about more than 10% of net assets associated with the transaction, including but not limited to: the parties to the transaction of the association; trading program and nature of the transaction; the amount of the transaction or the corresponding ratio; pricing policies (including no amount or only nominal amounts of transactions).

Under any of the following circumstances, Party B shall have the right to unilaterally decide to suspend the unused loan and recover part or all of the principal and interest of the loan in advance: use the false contracts which are signed with affiliated parties to discount or pledge at bank and to obtain bank funds or credit with notes receivable and accounts receivable without actual trade background; the occurrence of major mergers, acquisitions and reorganization which are considered by Party B may affect the loan safety; evasion or discarding of bank debts on purpose through affiliated transactions; other circumstances stipulated in article eighteenth of "guidelines".

Clause 12 Breach of Covenants

Each of the following events and issues constitute Party A in the event of default under the contract:

1.	Party A did not perform the repayment obligation under this contract;

2.	Party A has not used the credit funds according to agreed purposes, or has not paid the loan by agreed way in this contract;

3.	Party A’s statements in this contract are untrue or in violation with commitments made by Party A in this contract.

4.	Under the circumstance defined in 2.(4) of Clause 10, Party A refused to provide additional guarantee or replacement of a new guarantor.

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5.	Deterioration of credit, or profitability, debt paying ability, operating ability, cash flow and other financial indicators of Party A deteriorate, breaking the contract index constraint agreed or other financial covenants.

6.	Party A breaches other contracts signed with Party B or other affiliated institutions of Bank of China.

7.	Guarantors breach contracts, or have default events with Party B or other affiliated institutions of Bank of China.

8.	The termination of business or dissolution, revocation or bankruptcy of Party A.

9.	Party A is or may be involved in major economic disputes, litigation, arbitration, or its assets were seized, detained or enforced, or investigated or punished by the judicial organ or taxation, industry and commerce administrative organs in accordance with the law, has been or may affect its ability to fulfill the obligations under this contract.

10.	Abnormal change, missing, legal restriction of personal liberty and investigation by judicial authorities of Party A’s major individual investors, key management personnel, which have been or may affect Party A to fulfill the obligations under this contract.

11.	Party B finds the problems which may affect the borrower or guarantor's financial situation and performance capabilities when reviewing Party A’s financial condition and performance capabilities every year (every year from the effective date of the contract);

12.	Party A cannot provide materials to Party B to explain large and abnormal capital inflow and outflow in the account.

13.	Party A is in violation with other rights and obligations agreed in this contract.

When any of the above situations occurred, Party B will perform the following in separate or all at the same time according to the specific situation:

1)	Require Party A or Guarantor to rectify defaults within a definite time.

2)	Reduce completely or partly, pause or terminate Party A’s Credit limit.

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3)	Pause or terminate completely or partly Party A’s business applications in this contract or in other contracts between Party A and Party B specific credit line under this contract. Pause or terminate completely or partly, or cancel or stop offering, paying and settling the unissued loans and unsettled trade financing.

4)	Announce the immediate expiration on all or part of the outstanding loans, principle and interest of trade financing and other accounts payable under this contract or other contracts between Party A and Party B.

5)	Terminate or release this contract, terminate or release contracts between Party A and Party B completely or partly.

6)	Require compensation from Party A on the losses caused by Party A to Party B.

7)	Deduct the fund from Party A’s deposit accounts to pay off the debts to Party B under this contract. All the undue funds in the accounts were considered as acceleration of maturity. If the currency in deposit account is different from the currency of Party B’s loans, the exchange rate on the date of the hold in custody will be applied.

8)	Real rights of pledge will be executed.

9)	Require Guarantors assume liability of guaranty.

10)	Other necessary or probable procedures on Party B’s concern.

Clause 13 Rights reserved

One party does not perform part or all of the rights under this contract, nor does not require the other party to perform, undertake part or all of the obligations and responsibilities, which does not mean the abdication of the right or exemption of the obligation and responsibility.

Any tolerance, extension or delay from one party to another party for exercising of rights under this contract does not affect the rights one party enjoys according to this contract and laws and regulations, and does not mean the abdication of the right.

Clause 14 Changes, Modification, Termination

Upon negotiation and agreed by both parties, this contract can be changed and modified by written. Any of the changes and modifications should form the inseparable part of this contract.

Unless otherwise provided for in any law or regulation or stipulated between the parties, this contract would not be terminated prior to all the rights and obligations are fulfilled.

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Unless otherwise provided for in any law or regulation or stipulated between the parties, the invalidation of single terms under this contract should not affect the validation of other terms under this contract.

Clause 15 Applicable Law and Resolution for Dispute

1.      This contract is applicable to the laws of People’s Republic of China.

During the performance of this contract or in connection with all disputes relating to this contract, the two parties settled through friendly consultations. If negotiation cannot reach agreement, both parties can apply to the local people's court of Party A or other affiliated institutions of Bank of China.

Clause 16 Attachments

The Appendix hereof and the other appendix confirmed by both parties shall form an integral part of this contract, and shall be of legally equal effect with this contract.

1.	Withdrawal application;

Clause 17 Other terms and conditions

1.	Without Party B’s written approval, Party A is not allowed to transfer the rights and obligations under this contract to the 3rd Parties.

2.	Party A should give the consent that Party B might somehow authorize other affiliated institution of Bank of China to perform the obligation. The performing party entitles all the rights and obligations under this contract, the performing party reserves the rights to appeal a resolution of dispute if necessary.

3.	The contract has equivalent restrictions to the successors or inherits of both parties.

4.	Unless otherwise agreed, the domicile addresses stated in this contract are for corresponding use; both parties should notify each other in writing about any changes of its domicile addresses.

5.	The transactions under the contract based on independent interests. According to relevant laws, regulations and regulatory requirements, other parties of the transaction constitutes a connected party or associated persons, any party shall not seek to use this relationship to affect the fair of transaction.

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6.	The title and name of business in this contract is only for business purposes, will not be used for interpretation of the contract terms, the rights and obligations.

7.	In accordance with the provisions of the relevant laws and regulations, supervision, Party B has the right to provide the information of this contract and other relevant information to the credit system of the people's Bank of China and other legally established credit information database, for organizations or individuals who have the appropriate qualifications to query and use.

8.	If the drawdown date or the repayment date is in legal holidays, then it is delayed to the first working day after the holidays.

9.	If required by the governing institutions, Party B might not be able to perform the obligations agreed in this contract, Party B has the right to stop or change the contract or its clauses, and Party B is exempted from punishment under this circumstance.

Clause 18 Effective of the contract

This contract enters into force upon the date when it is signed or sealed and affixed with official seals by the legal representatives or entrusted agents of Party A and Party B.

This contract is signed in quadruplicate, each party holds two copies, which have the equal legal effect.

/s/ [Stamp of Party A]

Signature

May 7, 2013

/s/ [Stamp of Party B]

Signature

May 7, 2013

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Maximum Amount Guaranty Contract

(Applicable if guarantor is natural person)

Reference No. : 2013zhenzhongyinbubaoezi No.0015

Guarantor: Dangyu Pan

Type of certification: identification card

Certification number:

Address: Building A2, Luoshan Industrial Zone, Longgang District, Shenzhen

Postal code: 518111

Telephone: 8968 6236 ; Facsimile: 8968 6298

Creditor: Bank of China, Buji Sub-branch.

Legal Representative: Yang Yong

Address: 108, Buji Road, Buji Town, Longgang District, Shenzhen; Postal code: 518112

Telephone: 2827 4825; Facsimile: 2827 0847

To guarantee the performing of the principle contract stated in Clause 1, both parties agree the following:

Clause 1 Principle Contract

1. The principle contract is “Comprehensive credit contract (2013zhenzhongyinbuexiezi No 0000099)” and its supplements signed between Creditor and Debtor, Shenzhen Highpower Technology (Shenzhen) Co., Ltd.

2. The principle contract is “Fixed asset loan contract (2013zhenzhongyinbujiezi No 00002)” and its supplements signed between Creditor and Debtor, Shenzhen Highpower Technology (Shenzhen) Co., Ltd.

Clause 2 Principle Creditor’s rights and the period

Unless otherwise agreed, the creditor’s rights under the following contracts and the creditor’s rights occurred before the engagement of this contract constitutes the principle creditor’s rights of this contract.

1. The creditor’s right occurred under comprehensive contract starting from the date of effectiveness, and ends upon the expiration of all the specific creditor’s rights.

2. The creditor’s right occurred under fixed assets loan contract starting from the date of effectiveness, and ends upon the repayment date defined on the contract.

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Clause 3 The maximum amount guaranteed

1.    The maximum amount assumed guaranteed is:

Currency: Renminbi

Amount (Capital letter): One hundred and twenty million

Amount (in numbers): 120,000,000

2.	The principle creditor’s rights under the principle contract constitute the principle creditor’s rights under this contract, which includes: loan principle, interest, compound interest, punitive interest, liquidated damage, the cost for realization of the creditor’s right (includes but not limited to the announcement fee, delivery fees, appraisal fees, legal fees, travel expenses, assessment fees, auction fees, the property preservation fee, compulsory execution fee and etc), as well as the Pledgee’s loss due to the breach of covenants.

The sum of the above terms constitutes the maximum amount of guaranteed for this contract.

Clause 4 Types of guaranty

Joint responsibility guaranty.

Clause 5 The guarantee responsibilities

Under the circumstance that, the debtor of principle contract failed to pay off the creditor’s rights when due (on due date or early termination date), the guaranty is assumed to be responsible in accordance with this contract.

The due date in the previous sentence means the repayment date agreed in the principle contract. The early termination date is the termination date request by creditor per law or per agreements under the principle contracts.

Creditor’s rights on other guarantee contracts or collateral contracts should not have an impact on the performing of this contract. Guarantor should assume responsibility under this contract rather than plea with the execution in order.

Clause 6 The responsible period

The responsible period for this contract is two years after the establishment of the creditor’s rights under Clause 2

During the period, Creditor is entitled to the right to request the assumption of responsibility from Guarantor in full or in part on one or on all creditor rights.

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Clause 7 The duration of action

During the period that the creditor’s rights have not been paid off when due, Guarantor is assumed responsible under the joint responsibility guarantee. Creditor is entitled to claim the rights within the responsible period defined in Clause 6, the duration of action started upon the request.

Clause 8 The relationship between this contract and the principle contract

Upon the termination or early termination of the principle contract, Guarantor assumes guarantee responsibility on occurred debt.

The change of principle contract will not be informed to the Guarantor unless under the following circumstances, change of currency, interest rate, amount, period, or other terms which might affect the increase of the amount of the principle creditor’s rights or extend the effective period of the principle contract. Guarantor remains obligated to assume the guarantee responsibility to the changed principle contract.

Under the previous stated circumstance which Guarantor‘s consent is required, Pledgor Guarantor is entitled to the right to reject to assume the guarantee responsibility on the incremental portion.

Under the circumstances that, Creditor provide the letter of credit, trade financing services to debtor under the principle contract, Guarantor won’t be notified but assumed guarantee responsibility. It is the Creditor’s responsibility to registry for the incremental business contract.

Clause 9 Statements and Commitments

Guarantor’s statement:

a)	Guarantor is a natural person who possesses the capacity for civil rights and civil conducts in People’s Republic of China to perform this contract. Party A can perform the civil conduct independently, no bad credit records such as debt overdue, overdue interest, malicious overdraft on credit card, no criminal records, qualified to be a legal guarantor.
b)	Guarantor has full understanding about the terms and conditions set forth in the contract. It is Guarantor’s true will to provide guarantee to debtor.
c)	The establishment of this contract will not constitute a breach of covenant of any other previous contract Guarantor engaged in.
d)	All documents and information provided by Guarantor to Creditor are true, complete, accurate and effective.
e)	Guarantor is willing to cooperate in the checking and inspection of its financial conditions performed by Creditor.
f)	Guarantor did not conceal any existing liability upon the signing of the contract
g)	Inform the Creditor in time for any issues might affect Guarantor’s performing capability, which including but not limited to losses of assets, transfer, donation, assume responsibility on liabilities, involved in significant law suits or disputes.
h)	If the Guarantor is married, make sure the sponsor’s consent is obtained.

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Clause 10 Authorization of access to personal information

Guarantor authorizes the access of personal information in the personal credit information database in the People’s Bank of China to Creditor under the following circumstances.

1.    Reference check on the Guarantor’s credit status.

2.    Reference check on the Guarantor’s guarantee status.

3.    After-loan management on the personal credit and guarantee status

4.    Accept the credit line application of which the Guarantor guaranteed or to be legal representative or one of the funders.

Clause 11 Breach of covenants

Any of the following situations would be considered as breach of contract covenant:

1.    Guarantor is in violation with the previous terms of the contract.

2.    The statements of the Guarantor is untrue or in violation with its commitments

3.    The occurrence of issues defined under the point 7 of clause 9 which might affect the Guarantor’s financial position and performing capability.

4.    In violation with other rights and obligations agreed in this contract.

5.    Guarantor breaches the covenants on other credit line contracts with Party B or other affiliated institutions of Bank of China.

When any of the above mentioned situations noticed, Creditor will perform the following in separate or all at the same time:

1)    Request Guarantor to rectify within a definite time.

2)    Reduce, temporarily pause or permanently terminate Guarantor’s Credit limit in part or in all

3)    Temporarily pause or permanently terminate in part or in all of Guarantor’s application on specific credit line under this contract.

4)    Announce the immediate expiration on all the credit lines granted under this contract and affiliated specific credit line contracts.

5)    Terminate or release this contract, terminate or release in part or in all of the affiliated specific credit line contracts as well as the other contracts signed between Guarantor and Creditor

6)    Request compensation from Guarantor on the losses thereafter caused.

7)    Assume the guarantee responsibility on Guarantors.

8)    Other necessary procedures on Party B’s concern

Clause 12 Rights reserved

Either party might reserve part of or all of the rights under this contract and the affiliated specific credit line contracts, this does not imply the party has surrendered or remitted the unperformed rights and obligations.

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Either party might sometimes tolerate, extend or delay the execution of certain rights, this does not deem as the party has surrendered or remitted the rights.

Clause 13 Change, Modification, Termination and Partial invalidity

Upon negotiation and agreement by both parties, this contract can be changed and modified, the written record of the changes and modifications should form the inseparable part of this contract.

Unless ruled by law or both parties formed a separate agreement, the contract would not be terminated prior to all the rights and obligations defined are fulfilled.

Unless ruled by law or both parties formed a separate agreement, the void of single terms under this contract should no invalid other contract under this contract.

Clause 14 Applicable Law and Resolution for Dispute

1.    This contract is entered into according with the People’s Republic of China, and applicable to the law of the People’s Republic of China.

2.    The resolution of dispute should be appealed in Party B or other Bank of China subsidiaries defined in this contract or other affiliated contracts

Clause 15 Attachments

Sponsor’s consent.

Clause 16 Other terms and conditions

1.    Without Creditor’s prior written approval, Guarantor is not allowed to transfer the rights and obligations under this contract to 3rd Parties.

2.    Guarantor should give the consent that, Creditor might somehow authorize other affiliated institutions of Bank of China to perform the obligation. The performing party is entitled to all the rights and obligations under this contract and the affiliated credit line contracts, the performing party reserves the rights to appeal a resolution of dispute if necessary.

3.    The contract has equivalent restrictions to the successors or inherits of both parties.

4.    Unless otherwise agreed, the domicile addresses stated in this contract are for corresponding use; both parties should notify each other in writing about any changes of its domicile addresses.

5.    The title and name of business product is for business purposes, will not used for interpretation of the contract terms and the rights and obligations.

Clause 17 Effectiveness of the contract

This contract is established and entered into effective upon signing or sealing by the legal representatives (or person-in-charge) of Pledgor and Pledgee or their duly authorized agents, together with sealing by the company chop.

The pledge is established upon the effectiveness of this contract.

This contract will be printed and signed in five copies, Guarantor and the debtor hold one copy each, Creditor holds three copies; each copy has the same legal effect

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/s/ Dangyu Pan

Signature of Guarantor and Sponsor

January 10, 2013

/s/ [COMPANY SEAL]

Stamp of Creditor (if Pledgee is a corporation)

Signature of legal representative or authorized representative

January 10, 2013

Attachment:

Sponsor’s Consent

I, as the sponsor of Dangyu Pan, agree to assume the guarantee responsibility defined in the Guaranty Contract of the maximum amount of Guaranty with the mutual assets.

Signature of Sponsor

January 10, 2013

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Maximum Amount Guaranty Contract

Reference No.: 2013zhenzhongyinbubaoezi No.0014

Guarantor: Springpower Technology (Shenzhen) Co., Ltd

Business Licences: 440306503295562

Legal Representative: Dangyu Pan

Address: Factory A, Chaoshun Industrial Zone, Renmin Road, Fumin Residential Area, Guanlan, BaoAn District,

Postal code: 518000

Deposit A/C and financial institutions: Bank of China, Pinghu Sub-branch, Shenzhen,

Telephone: 2802 9923; Facsimile: 2802 9923

Creditor: Bank of China, Buji Sub-branch.

Legal Representative: Yang Yong

Address: 108, Buji Road, Buji Town, Longgang District, Shenzhen; Postal code: 518112

Telephone: 2827 4825; Facsimile: 2827 0847

To guarantee the performing of the principle contract stated in Clause 1, both parties agree the following:

Clause 1 Principle Contract

1.	The principle contract is “Comprehensive credit contract (2013 zhenzhongyinbuexiezi No 0000099)” and its supplements signed between Creditor and Debtor, Shenzhen Highpower Technology (Shenzhen) Co., Ltd
2.	The principle contract is “Fixed asset loan contract (2013zhenzhongyinbujiezi No 00002)” and its supplements signed between Creditor and Debtor, Shenzhen Highpower Technology (Shenzhen) Co., Ltd

Clause 2 Principle Creditor’s rights and the period

Unless otherwise agreed, the creditor’s rights under the following contracts and the creditor’s rights occurred before the engagement of this contract constitutes the principle creditor’s rights of this contract.

1.	The creditor’s right occurred under comprehensive contract starting from the date of effectiveness, and ends upon the expiration of all the specific creditor’s rights.
2.	The creditor’s right occurred under fixed assets loan contract starting from the date of effectiveness, and ends upon the repayment date defined on the contract.

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Clause 3 The maximum amount guaranteed

1.    The maximum amount assumed guaranteed is:

Currency: Renminbi

Amount (Capital letter): One hundred and twenty million

Amount (in numbers): 120,000,000

2.	The principle creditor’s rights under the principle contract constitute the principle creditor’s rights under this contract, which includes: loan principle, interest, compound interest, punitive interest, liquidated damage, the cost for realization of the creditor’s right (includes but not limited to the announcement fee, delivery fees, appraisal fees, legal fees, travel expenses, assessment fees, auction fees, the property preservation fee, compulsory execution fee and etc), as well as the Pledgee’s loss due to the breach of covenants.

The sum of the above terms constitutes the maximum amount of guaranteed for this contract.

Clause 4 Types of guaranty

Joint responsibility guaranty.

Clause 5 The guarantee responsibilities

Under the circumstance that, the debtor of principle contract failed to pay off the creditor’s rights when due (on due date or early termination date), the guaranty is assumed to be responsible in accordance with this contract.

The due date in the previous sentence means the repayment date agreed in the principle contract. The early termination date is the termination date request by creditor per law or per agreements under the principle contracts.

Creditor’s rights on other guarantee contracts or collateral contracts should not have an impact on the performing of this contract. Guarantor should assume responsibility under this contract rather than plea with the execution in order.

Clause 6 The responsible period

The responsible period for this contract is two years after the establishment of the creditor’s rights under Clause 2

During the period, Creditor is entitled to the right to request the assumption of responsibility from Guarantor in full or in part on one or on all creditor rights.

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Clause 7 The duration of action

During the period that the creditor’s rights have not been paid off when due, Guarantor is assumed responsible under the joint responsibility guarantee. Creditor is entitled to claim the rights within the responsible period defined in Clause 6, the duration of action started upon the request.

Clause 8 The relationship between this contract and the principle contract

Upon the termination or early termination of the principle contract, Guarantor assumes guarantee responsibility on occurred debt.

The change of principle contract will not be informed to the Guarantor unless under the following circumstances, change of currency, interest rate, amount, period, or other terms which might affect the increase of the amount of the principle creditor’s rights or extend the effective period of the principle contract. Guarantor remains obligated to assume the guarantee responsibility to the changed principle contract.

Under the previous stated circumstance which Guarantor‘s consent is required, Pledgor Guarantor is entitled to the right to reject to assume the guarantee responsibility on the incremental portion.

Under the circumstances that, Creditor provide the letter of credit, trade financing services to debtor under the principle contract, Guarantor won’t be notified but assumed guarantee responsibility. It is the Creditor’s responsibility to registry for the incremental business contract.

Clause 9 Statements and Commitments

Guarantor’s statement:

1.    Guarantor is legally registered and operating, and owns the full civil rights required by this contract.

2.    Signing and performing the contract is the true will of Guarantor, Guarantor has been granted all necessary authorizations in effect before signing the contract. The contract does not form a default for other contracts signed and performed by Guarantor. It is Guarantor’s responsibility to complete all required approvals, registrations, permits and filings.

3.    All document and information provided by Guarantor to Creditor are true, complete, accurate and effective.

4.    Guarantor is willing to cooperate in the check and inspection on its financial conditions performed by Creditor.

5.    Guarantor did not conceal any existing liability upon the signing of the contract

6.    Inform the Creditor in time for any issues might affect Guarantor’s performing capability, which including but not limited to business splitting, merger and termination, disposal of major assets, restructuring, reorganization, joint venture arrangement with foreign capitals, changing of controlling shareholders or de facto control of Party A, capital reduction, liquidation, re-pledge the encumbered assets, withdrawal, bankruptcy, dissolution and involved in significant law suits.

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Clause 10 Breach of covenants

Any of the following situations would be considered as breach of contract covenant:

1.    Guarantor is in violation with the previous terms of the contract.

2.    The statements of the Guarantor is untrue or in violation with its commitments

3.    The occurrence of issues defined under the point 6 of clause 9 which might affect the Guarantor’s financial position and performing capability.

4.    Experiencing the termination of operation or bankruptcy.

5.    In violation with other rights and obligations agreed in this contract.

6.    Guarantor breaches the covenants on other credit line contracts with Party B or other affiliated institutions of Bank of China.

When any of the above mentioned situations noticed, Creditor will perform the following in separate or all at the same time:

1)    Request Guarantor to rectify within a definite time.

2)    Reduce, temporarily pause or permanently terminate Guarantor’s Credit limit in part or in all

3)    Temporarily pause or permanently terminate in part or in all of Guarantor’s application on specific credit line under this contract.

4)    Announce the immediate expiration on all the credit lines granted under this contract and affiliated specific credit line contracts.

5)    Terminate or release this contract, terminate or release in part or in all of the affiliated specific credit line contracts as well as the other contracts signed between Guarantor and Creditor

6)    Request compensation from Guarantor on the losses thereafter caused.

7)    Assume the guarantee responsibility on Guarantors.

8)    Other necessary procedures on Party B’s concern

Clause 11 Rights reserved

Either party might reserve part of or all of the rights under this contract and the affiliated specific credit line contracts, this does not imply the party has surrendered or remitted the unperformed rights and obligations.

Either party might sometimes tolerate, extend or delay the execution of certain rights, this does not deem as the party has surrendered or remitted the rights.

Clause 12 Change, Modification, Termination and Partial invalidity

Upon negotiation and agreed by both parties, this contract can be changed and modified, the written record of the changes and modifications should form the inseparable part of this contract.

Unless ruled by law or both parties formed a separate agreement, the contract would not be terminated prior to all the rights and obligations defined are fulfilled.

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Unless ruled by law or both parties formed a separate agreement, the void of single terms under this contract should no invalid other contract under this contract.

Clause 13 Applicable Law and Resolution for Dispute

1.    This contract is entered into according with the People’s Republic of China, and applicable to the law of the People’s Republic of China.

2.    The resolution of dispute should be appealed in Party B or other Bank of China subsidiaries defined in this contract or other affiliated contracts

Clause 14 Attachments

Not applicable

Clause 15 Other terms and conditions

1.    Without Creditor’s prior written approval, Guarantor is not allowed to transfer the rights and obligations under this contract to 3rd Parties.

2.    Guarantor should give the consent that, Creditor might somehow authorize other affiliated institution of Bank of China to perform the obligation. The performing party entitles all the rights and obligations under this contract and the affiliated credit line contracts, the performing party reserves the rights to appeal a resolution of dispute if necessary.

3.    The contract has equivalent restrictions to the successors or inherits of both parties.

4.    Unless otherwise agreed, the domicile addresses stated in this contract are for corresponding use; both parties should notify each other in writing about any changes of its domicile addresses.

5.    The title and name of business product is for business purposes, will not used for interpretation of the contract terms and the rights and obligations.

Clause 16 Effectiveness of the contract

This contract is established and enters into effective upon signing or sealing by the legal representatives (or person-in-charge) of Guarantor and Creditor or their duly authorized agents, together with sealing by the company chop.

The pledge is established upon the effectiveness of this contract.

This contract will be printed and signed in five copies, Guarantor and the debtor hold one copy each, Creditor holds three copies; each copy has the same legal effect

/s/ Dangyu Pan

[COMPANY SEAL]

Stamp of Guarantor (if Guarantor is a corporation)

Signature of Authorized Representative

January 10, 2013

/s/ [COMPANY SEAL]

Stamp of Creditor (if Creditor is a corporation)

Signature of legal representative or authorized representative

January 10, 2013

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